UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 30, 2003


                             NETCO INVESTMENTS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Washington                   333-47514            91-2031335
  -------------------------------     ----------------     -------------------
  (State or other jurisdiction of     (Commission File       (IRS Employer
   incorporation or organization)          Number)         Identification No.)


      Suite 212, 1166 Alberni Street                           V6E 3Z3
   Vancouver, British Columbia, Canada
------------------------------------------                  ------------
 (Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number                        (604) 681-1064
          (including area code)
                                 --------------


  -----------------------------------                       ------------
   (Former name or former address if                         (Zip Code)
       changed since last report)


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

Yes [X]    No [ ]


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

No events to report.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On May 30 2003, the Registrant's Board of Directors agreed, by resolution, to purchase the URL, www.vitabeast.com, from Michael Jackson for the purchase price of US$1.00. The Agreement for Sale and Purchase between the Registrant and Mr. Jackson was executed on June 1 2003. Mr. Jackson is the sole director and officer of the Registrant.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

No events to report.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

No events to report.


ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

No events to report.


ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

No events to report.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:
---------
     1. Resolution of the Board of Directors of NetCo Investments Inc. dated May 30, 2003.
     2.   Agreement for Sale and Purchase dated June 1, 2003.


ITEM 8.   CHANGE IN FISCAL YEAR

No events to report.


ITEM 9.   REGULATION FD DISCLOSURE

No events to report.


ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

No events to report.

ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFITS
          PLAN

No events to report.


ITEM 12.  RESULTS OF OPERATION AND FINANCIAL CONDITION

No events to report.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


NETCO INVESTMENTS INC.


/s/  Michael Jackson
----------------------------------------
Michael Jackson, President

August 5, 2004
----------------------------------------
Date


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